Exhibit 10.1

FIFTH AMENDMENT TO THE

FEDERAL HOME LOAN MORTGAGE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(as Amended and Restated January 1, 2008)

FIFTH AMENDMENT to the FEDERAL HOME LOAN MORTGAGE CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (the “SERP”) by the FEDERAL HOME LOAN MORTGAGE CORPORATION (the “Corporation”), a corporation organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the SERP was restated effective January 1, 2008, and subsequently amended;

WHEREAS, in a directive dated October 24, 2013 the Federal Housing Finance Agency (“FHFA”) directed the Corporation to take certain actions with respect to the SERP, including to take irrevocable action on October 24, 2013, effective December 31, 2013 (the “Proposed Termination Date”), to cease Pension SERP accruals and to terminate the Pension SERP Benefit, Thrift/401(k) Benefit Pre-2005 Accruals, and the Supplemental Retirement Benefit, necessitating acceleration of the payment of benefits in connection with such termination;

WHEREAS, in compliance with that directive the Corporation is amending the SERP to reflect that directive and its impacts;

WHEREAS, Section 8.1 of the SERP permits the Corporation to amend the SERP, and Section 8.2 of the SERP permits the Corporation to terminate the SERP and accelerate the payment of benefits in connection with such termination;

WHEREAS, Sections 8.1 and 8.2 of the SERP as it was written on October 3, 2004 permitted the Corporation to amend the SERP and to terminate the SERP and accelerate the payment of benefits in connection with such termination; and

WHEREAS, the appropriate officer of the Corporation has been duly authorized to execute this amendment.

NOW, THEREFORE, the SERP is hereby amended as set forth below effective as of October 24, 2013:

1.	To renumber the existing section 1.3 (Effective Date) as section 1.4, and add a new section 1.3 as follows:

1.3	Termination of Pension SERP Benefit, Thrift/401(k) Benefit Pre-2005 Accruals and Supplemental Retirement Benefit.

(a) Suspension of Pension SERP Benefit Accruals. As required by the directive issued by the Federal Housing Finance Agency on October 24, 2013, Pension SERP Benefit accruals shall cease effective December 31, 2013. No Executive shall accrue any Pension SERP Benefit or Supplemental Retirement Benefit after that date.

(b) Termination of Pension SERP Benefit, Thrift/401(k) Benefit Pre-2005 Accruals and Supplemental Retirement Benefit. The Pension SERP Benefit, Thrift/401(k) SERP Benefit Pre-2005 Accruals and Supplemental Retirement Benefit are terminated as of 11:59:59 p.m. on December 31, 2013 (the “December 31st Termination”). Pension SERP Benefits (for clarity, both the Pre-2005 Accruals and 2005 and Later Accruals), Thrift/401(k) SERP Benefit Pre-2005 Accruals and Supplemental Retirement Benefits otherwise payable in the normal course (i.e., not as a result of the December 31st Termination) shall be distributed as scheduled, and shall be suspended as administratively necessary (as determined by the Vice President – Compensation & Benefits) to effectuate the December 31st Termination as of a date reasonably near the date of final benefit settlement.

(c) Final Settlement of Pension SERP Benefit, Thrift/401(k) SERP Benefit Pre-2005 Accruals and Supplemental Retirement Benefit Liabilities. The final benefit settlement shall occur on a date not less than 12 months but not more than 24 months after October 24, 2013. In preparation for the final benefit settlement, the Vice President-Compensation & Benefits may, in his sole discretion, suspend Pension SERP, Thrift/401(k) SERP Benefit Pre-2005 Accruals and Supplemental Retirement Benefits being paid in the normal course under Article VI and Appendix 1 and consistent with section 1.3(b), and shall settle all outstanding Pension SERP and Supplemental Retirement obligations in the form of lump sum payments to each Participant with a vested right to such benefits, notwithstanding the provisions of Article VI and Appendix 1, or the resolutions establishing the Supplemental Retirement Benefit.

2.	To revise the introductory paragraph to Section 8.2 (Termination) to read as follows:

8.2.	Termination. The Corporation, acting through its Board or the Board’s designee, may at any time terminate this Plan, in whole or in part, by an instrument in writing executed by the Board or its designee; provided however that;

IN WITNESS WHEREOF, the Corporation has caused this FIFTH AMENDMENT to the FEDERAL HOME LOAN MORTGAGE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN to be executed by its duly authorized officer this 25th day of October, 2013.

FEDERAL HOME LOAN MORTGAGE CORPORATION
By:	/s/ Daniel Scheinkman
Daniel Scheinkman Vice President - Compensation and Benefits

ATTEST:
/s/ Alicia S. Myara
Alicia S. Myara Assistant Secretary

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